EXHIBIT 10.6

                              SEVERANCE AGREEMENT

     THIS AGREEMENT is made on the 17th day of August, 1993, by and between Penncore Financial Services Corporation, a Pennsylvania corporation and Pennsylvania bank holding company, with offices at Rt. 322 and Friends Lane, Box 202, Newtown, PA, 18940 (the "Company"), Commonwealth State Bank, a Pennsylvania Bank with offices at Rt. 322 and Friends Lane, Box 202, Newtown, PA, 18940 (the "Bank") and Howard N. Hall, an adult individual who resides at 9-11 Hopkins Court, Holland, PA 18966, (the "Executive").

     WHEREAS, Executive is the Vice President and CFO of the Bank, the principal subsidiary of the Company, and also the Vice President and CFO of the Company. Executive is an integral part of the management team of the Bank and Company; and

     WHEREAS, as a result of changes in federal and state banking laws, there has been a dramatic increase in the number of mergers and other acquisitions of Pennsylvania bank and bank holding companies. While the Bank and Company remain committed to the policy of remaining an independent bank and holding company, they recognize that they might nevertheless be acquired as a result of an unsolicited takeover attempt or in a negotiated transaction. Executive will play a critical role in any such acquisition, as it falls principally upon him and the other members of Management to vigorously and aggressively represent and protect the interests of the shareholders of the Bank and Company; and

     WHEREAS, the Bank and Company believe that Executive should not be forced to sacrifice his future financial security in order to fulfill his responsibilities to the shareholders. The Board of Directors of the Bank and Company have carefully considered this problem and have determined that it should be addressed. Specifically,



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the Board of Directors has concluded that basic financial  protection  should be provided to Executive in the form of certain limited severance benefits payable in the event that he is discharged or resigns following, and for reasons relating to a change in control of the Bank or Company; and

     WHEREAS, the purpose of this Agreement is to define these severance benefits and to specify the conditions under which they are to be paid. This Agreement is not intended to affect the terms of Executive's employment at will in the absence of a change in control of the Bank or Company. Accordingly, although this Agreement will take effect upon execution as a binding legal obligation of the Bank and Company, it will become operative only upon a change in control of the Bank or Company as that concept is defined below.

WITNESSETH:

     NOW, THEREFORE, in consideration of Executive's continuing service to the Bank and Company and of the mutual covenants and undertakings hereinafter set forth, and intending to be legally bound, the parties hereby agree as follows:

     1.   Undertaking of the Company

          The Bank and Company shall provide to Executive the severance benefits specified in Paragraph 5 below in the event that at any time following a change in control of the Bank or Company:

          (a) Executive is discharged by the Bank or Company, other than for Cause pursuant to Paragraph 3 below; or

          (b) Executive resigns from the Bank and Company for Good Reason pursuant to Paragraph 4 below.




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     2.   Change in Control

          (a) For purposes of this Agreement, a Change in Control of the Bank or Company shall mean a change in control of the kind that would be required to be reported in response to Item 1 of Form 8-K promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, and as in effect on the date hereof.

          (b) Without Limitation of the foregoing, a Change in Control of the Bank or Company shall be deemed to have occurred upon the occurrence of any of the following events:

          (1) Any person or group of persons acting in concert, shall have acquired, directly or indirectly, beneficial ownership (as defined in Rule 13d-3(a) of the SEC) of forty (40%) percent or more of the outstanding shares of the voting stock of the Bank or Company;

          (2) The composition of the Board of Directors of the Bank or Company shall have changed such that during any period of two consecutive years during the terms of this Agreement, the persons who at the beginning of such period were members of the Board of Directors cease for any reason to constitute a majority of the Board of Directors, unless the nomination or election of each director who was not a director at the beginning of such period was approved in advance by directors representing not less that two-thirds of the directors then in office who were directors at the beginning of the period; or



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          (3)       The Bank or Company shall be merged or consolidated  with or its assets purchased by another corporation and as a result of such merger, consolidation or sale of assets, less than a majority of the outstanding voting stock of the surviving, resulting or purchasing corporation is owned, immediately after the transaction, by the holders of the voting stock of the Bank or Company outstanding immediately before the transaction.

3.        Discharge for Cause

          (a) The Bank or Company may at any time following a Change in Control discharge Executive for Cause, in which event Executive shall not be entitled to receive the severance benefits specified in Paragraph 5 below.

          (b) For purposes of this Agreement, the Bank and Company shall have Cause to discharge Executive only under the following circumstances:

                    (i) Executive shall have committed an act of dishonesty constituting a felony and resulting or intending to result directly or indirectly in gain or personal enrichment at the expense of the Bank or Company; or

                    (ii) Executive shall have deliberately and intentionally refused (for reasons other than incapacity due to accident or physical or mental illness) to perform his duties to the Bank or Company for a period of 30 consecutive days following the receipt by him of written notice from the Bank or Company setting forth in detail the facts upon



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                    which  the  Bank  or  Company  relies  in  concluding   that
                    Executive has deliberately and intentionally refused to perform such duties.

4.        Resignation for Good Reason

          (a) Executive may at any time following a Change in Control resign from the Bank and Company for Good Reason, in which event Executive shall be entitled to receive the severance benefits specified in Paragraph 6 below.

          (b) For purposes of this Agreement, Executive shall have Good Reason to resign under the following circumstances:

                    (i) The Bank or Company, without Executive's prior written consent, shall have changed or attempted to change in any significant respect the authority, duties, compensation, benefits or other terms or conditions of Executive's employment; or

                    (ii) Executive shall have determined in good faith and in his sole and absolute discretion that he is unable to work harmoniously and effectively with the new management of the Bank or Company or that he is otherwise unable effectively to carry out his duties and discharge his responsibilities to the Bank or Company.

5.        Severance Benefits

          The severance benefits to be provided to Executive by the Bank and Company under this Agreement are as follows:



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          (a)       The Bank and  Company  shall  pay to  Executive  each  month during the Severance Benefit Period an amount equal to one-twelfth of his base annual salary. Executive's base annual salary shall be deemed to be that annual salary that is being paid to Executive on January 1st of the year in which the Change of Control shall occur. The payment to be made in respect of each month shall be made on or before the 15th day of the next following month. It is understood that the Bank and Company shall withhold from each monthly payment such amounts as may be required under any applicable federal, state or local law.

          (b) The Bank and Company shall at its expense provide to Executive throughout the Severance Benefit Period life, medical, health, accident and disability insurance and a survivor's income benefit in form, substance and amount which is in each case substantially equivalent to that provided to him before the commencement of the Severance Benefit Period, whichever Executive shall in each case select.

6.        Severance Benefit Period

          The Severance Benefit Period shall commence upon the effective date of Executive's discharge (for reasons other than Cause) or resignation (for Good Reason) and shall terminate upon the expiration of a period to be calculated by providing the Executive with one (1) month of benefits for each and every full or partial year of full time employment of the Executive with the Bank or Company. Provided, however, that, in no event and under



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no circumstances shall the Severance Benefit Period exceed twelve (12) months in duration or pay.

7.        Mitigation and Setoff

          (a) Executive shall not be required to mitigate the amount of any payment or benefit provided for in Paragraph 5 above by seeking employment or otherwise and the Bank or Company shall not be entitled to setoff against the amount of any payment or benefit provided for in Paragraph 5 above any amounts earned by Executive in other employment during the Severance Benefit Period.

          (b) The Company hereby waives any and all rights to setoff in respect to any claim, debt, obligation or other liability of any kind whatsoever, against any payment or benefit provided for in Paragraph 5 above.

8.        Successors and Parties in Interest

          (a) This Agreement shall be binding upon and shall inure to the benefit of the Bank or Company and their successors and assigns, including, without limitation, any corporation which acquires, directly or indirectly, by purchase, merger, consolidation or otherwise, all or substantially all of the business or assets of the Bank or Company. Without limitation of the foregoing, the Bank and Company shall require any such successor, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that it is required to be performed by the Bank or Company.

          (b)       This  Agreement  is  binding  upon  and  shall  inure to the
                    benefit    of    Executive,    his   heirs   and    personal
                    representatives.




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9.        Rights Under Other Plans

          This Agreement is not intended to reduce, restrict or eliminate any benefit to which Executive may otherwise be entitled at the time of his discharge or resignation under any employee benefit plan of the Bank and Company then in effect.

1O.       Termination

          This Agreement may not be terminated except by mutual consent of the parties, as evidenced by a written instrument duly executed by the Bank, Company and by Executive.

11.       Notices

          All notices and other communications required to be given hereunder shall be in writing and shall be deemed to have been given or made when hand delivered or when mailed, certified mail, return receipt requested, to the Bank, Company or to Executive, as the case may be, at their respective addresses set forth above.

12.       Severability

          In the event that any provision of this Agreement shall be held to be invalid or unenforceable by any court of competent jurisdiction, such provision shall be deemed severable from the remainder of the Agreement and such holding shall not invalidate or render unenforceable any other provision of this Agreement.

13.       Governing Law. Jurisdiction and Venue

          This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. In the event that any party shall institute any suit or other legal proceeding, whether in law or in




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equity,  arising  from  or  relating  to  this  Agreement,  the  courts  of  the
Commonwealth of Pennsylvania shall have exclusive jurisdiction and venue shall lie exclusively in the Court of Common Pleas of Bucks County.

14.       Entire Agreement

          This Agreement constitutes the entire agreement between the parties's concerning the subject matter hereof and supersedes all prior written or oral agreements or understandings between them. No terms or provision of this Agreement may be changed, waived, amended or terminated, except by written instrument duly executed by the Bank, Company and by Executive.

          IN WITNESS WHEREOF, this Agreement is executed the day and year first above written.


ATTEST:                                      PENNCORE FINANCIAL SERVICES
                                             CORPORATION


/s/ Sharon M. Fink                           /s/  Owen O. Freeman, Jr.
----------------------------------           ----------------------------------
Sharon M. Fink,                              Owen O. Freeman, Jr.
Vice President and                           Chairman of the Board
Assistant Secretary/Treasurer


ATTEST:                                      COMMONWEALTH STATE BANK


/s/ Sharon M. Fink                           /s/ Owen O. Freeman, Jr.
----------------------------------           ----------------------------------
Sharon M. Fink,                              Owen O. Freeman, Jr.
Vice President and                           Chairman of the Board
Assistant Secretary/Treasurer



WITNESS:


/s/ Owen O. Freeman, Jr.                     /s/ Howard M. Hall
----------------------------------           ----------------------------------
Sharon M. Fink                               Executive


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